Exhibit 10(t)

POTASH CORPORATION OF SASKATCHEWAN INC.

AMENDMENT NO. 3 TO THE

PCS SUPPLEMENTAL RETIREMENT PLAN FOR U.S. EXECUTIVES

The PCS Supplemental Retirement Plan for U.S. Executives, effective as of January 1, 1999 (the “Plan”), as heretofore amended, is hereby further amended effective as specified herein as follows:

1.	Section 4.1 of the Plan is hereby amended by the addition of the following paragraph:

“Notwithstanding the foregoing, the Benefit of any Participant who is a Supplement G Participant as defined in Supplement G to the Pension Plan (a “Supplement G Participant”) shall be fully vested regardless of such Participant’s age and years of Vesting Service. The Committee may, in its sole discretion, provide that any other Participant is fully or partially vested regardless of age and years of Vesting Service.”

2.	Section 4.2 of the Plan is hereby amended by the addition of the following paragraph:

“In the case of a Participant whose Benefit is payable prior to the annuity starting date under the Pension Plan, the amount of the Benefit shall be calculated based on the amount of the Pension Plan benefit that would be payable at the time the Benefit is paid. A Participant who is not eligible to commence his benefit under the Pension Plan at the time of his Separation from Service shall receive the Actuarial Equivalent of his Benefit calculated as of the earliest date on which he could commence payment of his Pension Plan benefit. A Supplement G Participant who will attain eligibility for the Special Early Retirement Benefit under the Pension Plan as a result of his age and Vesting Service being calculated as of the end of the Severance Period shall receive the Actuarial Equivalent of his Benefit be calculated as if the Participant commenced the Special Early Retirement Benefit on the earliest date on which he was eligible to do so. The Committee may, in its sole discretion, provide that the Benefit of any other Participant is calculated taking into account future eligibility for early retirement benefits.”

3.	In all other respects the Plan remains unchanged.

EXECUTED on this 2nd day of December, 2013.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:	/s/ L. Knafelc

SIGNED SEALED AND DELIVERED in the presence of:

David R. Haverick
Name of Witness

/s/ D. Haverick
Signature of Witness